Exhibit 10.1

RULE 10b5-1 STOCK REPURCHASE PLAN

This Rule 10b5-1 Stock Repurchase Plan is made and entered into this 17th day of January, 2007 by and between Reliv International, Inc., a Delaware corporation (the “Company”), and Canaccord Adams Inc. (“Canaccord Adams”).

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders that the Company institute and perform a plan pursuant to which it will repurchase up to 500,000 shares of its Common Stock;

WHEREAS, the Company’s Board of Directors desires to conduct its share repurchases under the safe harbor provisions of Rule 10b5-1 and Rule 10b-18 promulgated under the Securities Exchange Act of 1934 (the “Act”);

WHEREAS, the Company accordingly desires to establish the plan provided herein to effect the repurchase of shares of its Common Stock;

WHEREAS, the Company desires to engage Canaccord Adams, as broker, to effect the repurchases of shares of its Common Stock in accordance with the plan provided herein.

NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Sales Plan. Subject to and on the terms and conditions herein contained, and during the Plan Term as provided herein, the Company hereby authorizes Canaccord Adams to purchase for the account of the Company up to an aggregate of 500,000 shares of Common Stock of the Company.

2. Plan Term. The term during which Canaccord Adams shall be authorized to effect the purchase of shares of Common Stock of the Company for the account of the Company shall commence on the date hereof and shall terminate on the first to occur of:

a. December 28, 2007;

b. When the aggregate number of shares of Common Stock of the Company purchased by Canaccord Adams under this Plan shall reach 500,000;

b. The end of the second business day following the date of receipt by Canaccord Adams of notice by the Company of early termination.

c. The commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or seeing the appointment of a trustee, receiver or other similar official or the taking of any corporate action by the Company to authorize any of the foregoing.

3. Suspension or Termination by Canaccord Adams. This Agreement and the obligations of Canaccord Adams to engage in purchases of common stock of the Company for the account of the Company may be suspended or terminated by Canaccord Adams, in its discretion, at any time when:

a. Canaccord Adams shall determine, in its judgment, that any representation or warranty of the Company made herein shall be false or misleading;

b. The Company shall have violated any of its obligations hereunder;

c. Canaccord Adams shall determine (based on the advice of counsel) that any purchase effected pursuant to this Plan violates (or in the opinion of such counsel is reasonably likely to violate) any applicable law or regulation.

4. Trading Restrictions. The repurchase of shares of Common Stock of the Company by Canaccord Adams hereunder for the account of the Company shall be subject to the following terms and restrictions:

a. All transactions effected hereunder by Canaccord Adams shall comply with the limitations of Rule 10b-18 promulgated under the Act;

b. No purchases of shares shall be made at a price (excluding any commissions or expenses) in excess of $11.00 per share.

5. Purchase Plan.

a. Subject to the restrictions set forth in Section 4 hereof, Canaccord Adams will use its reasonable efforts, consistent with ordinary principles of best execution, during the Term of this Agreement to purchase the maximum number of shares available for purchase up to the Maximum Shares on each Trading Day at the then-prevailing market price. The Company acknowledges that the number of shares which Canaccord Adams is able to purchase for its account on any Trading Day may be less than the Maximum Shares.

b. For purposes of this Agreement:

(i) “Maximum Shares” shall mean an amount shares of the common stock of the Company equal to 25% of the average daily trading volume for such stock during the four calendar weeks preceding the week in which the purchase is made;

(ii) “Trading Day” shall mean any day that the principal market or exchange on which the common stock of the Company is traded is open for business.

6. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Canaccord Adams as follows:

6.1 As of the date hereof, the Company is not aware of any material nonpublic information concerning the Company or its securities;

6.2 The Company is entering into this Plan in good faith, with the intent that this Plan comply with the affirmative defense established by Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), and not as part of a plan or scheme to evade compliance with the federal securities laws.

6.3 The Company will not communicate, directly or indirectly, any material nonpublic information relating to the Company or its securities to any employee of Canaccord Adams or its affilates who is involved, directly or indirectly, in executing this Plan.

6.4 The execution and delivery of this Plan, and the transactions contemplated hereunder, do not: (i) contravene any provision of applicable law or any agreement or other instrument binding upon the Company or any of its affiliates; or (ii) contravene any order or decree of any governmental body, agency or court having jurisdiction over the Company or its affiliates. There is no litigation, arbitration or other proceeding pending, or to the Company’s knowledge threatened, that would prevent or interfere with the transactions contemplated by this Plan.

6.5 The Company will comply with all applicable laws in connection with the performance of this Plan.

7. Indemnification; Limitation of Liability; No Advice Given.

7.1 The Company agrees to indemnify and hold harmless Canaccord Adams and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising our of or attributable to Canaccord Adams’s actions taken or not taken in compliance with this Plan or arising out of or attributable to any breach by the Company of this Plan (including the Company’s representations and warranties hereunder) or any violation by the Company of applicable laws or regulations, except to the extent such losses are due to Canaccord Adams’s gross negligence or willful misconduct. This indemnification obligation will survive the termination of this Plan.

7.2 Notwithstanding any other provision hereof, Canaccord Adams will not be liable to the Company for: (i) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, including without limitation lost profits or lost savings, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, and even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond Canaccord Adams’s reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, acts of terrorism or war, severe weather, market disruptions or other causes commonly known as “acts of God.”

7.3 The Company has consulted with its own advisors as to the legal, tax, business, financial and related aspects of its adoption and implementation of this Plan. The Company has not relied upon the advice of Canaccord Adams or any person affiliated with Canaccord Adams with respect to the legal, tax, business, financial and related aspects of its adoption and implementation of this Plan, including with respect to the availability of an affirmative defense under Rule 10b5-1 or the applicability of any other federal or state securities laws. The Company acknowledges that Canaccord Adams is not acting as its fiduciary or advisor.

8. General

8.1 This Plan shall be deemed an effective contract and binding agreement between Canaccord Adams and the Company only upon signature by a principal of Canaccord Adams and an authorized officer of the Company. The date this agreement is signed by Canaccord Adams is the "Effective Date" of this Plan.

8.2 This Sales Plan (including all Schedules and Exhibits referred to herein) constitutes the entire agreement between the parties with respect to this Plan and supercedes any prior agreements or understandings with regard to this Plan.

8.3 All notices to Canaccord Adams under this Plan will be delivered to Canaccord Adams' corporate services group by telephone at 1-800-225-6201 or by facsimile at 1-617-371-3796, in either case provided that a confirmatory copy is delivered to the address below by a reputable overnight carrier guaranteeing overnight delivery, or by certified mail to the address below:

Canaccord Adams
99 High Street
Boston, MA 02110
Attn: Corporate Services Group

8.4 This Plan may be modified or amended only by a writing signed by the parties hereto. The rights and obligations of the Company under this Plan may not be assigned or delegated without the written permission of Canaccord Adams.

8.5. If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All mother provisions of this Plan will continue and remain in full force and effect.

8.6. This Plan will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to such state's conflict of laws rules.

8.7. THIS SECTION 8.7 IS A PRE-DISPUTE ARBITRATION PROVISION

(a)  Any dispute between the Company and Canaccord Adams arising out of, relating to or in connection with this Plan or any transaction relating to this Plan will be determined by arbitration only before the New York Stock Exchange, Inc.; the National Association of Securities Dealers, Inc.; or the Municipal Securities Rulemaking Board, as the Company may elect. If the Company make no written election addressed to Canaccord Adams by registered mail within five days after receiving a written demand for arbitration from Canaccord Adams, I authorize Canaccord Adams to elect one of the above listed forums for me. Unless the rules of the arbitral forum dictate otherwise, any arbitration proceeding between the Company and Canaccord Adams will be held at a location at which the selected forum regularly conducts such proceedings nearest to the Canaccord Adams office carrying the Company’s accounts at the time the claim arose; this venue will apply even if the Company has related disputes with other parties which cannot be resolved in the same location. Any arbitration proceeding between me and Canaccord Adams will be heard and decided by a panel of not fewer than three arbitrators. The law of the Commonwealth of Massachusetts will apply in all respects, including but not limited to determination of applicable statutes of limitation and available remedies. The award of the arbitrator or a majority of arbitrators will be final, and judgment on the award may be entered in any state or federal court having jurisdiction.

(b) The Company represents that it understands the terms of the arbitration clause contained in this Section 6.7 as follows: (i) arbitration is final and binding on the parties; (ii) the parties are waiving their right to seek remedies in court, including the right to jury trial; (iii) pre-arbitration discovery is generally more limited than and different from court proceedings; (iv) the arbitrators' award is not required to include factual findings or legal reasoning, and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited; (v) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry; (vi) no person will bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (a) the class certification is denied; (b) the class is decertified; or (c) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Plan except to the extent stated herein.

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION PROVISION IN SECTION 8.7.

IN WITNESS WHEREOF, the undersigned have signed this Stock Repurchase Plan as of the date first written above.

Date: January 17, 2007

RELIV INTERNATIONAL, INC.

BY     /s/ Robert L. Montgomery
Robert L. Montgomery,
Chief Executive Officer

CANACCORD ADAMS, INC.

BY  _/s/ Julie Curtin
Name:    Julie Curtin
Title:      Corporate Services